Exhibit 99.1

Mad Catz® Reports Fiscal 2017 Third Quarter

Financial Results

San Diego, CA – February 2, 2017 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT: MCZ), today announced financial results for the fiscal 2017 third quarter ended December 31, 2016.

Key Highlights of Fiscal 2017 Third Quarter and Subsequent:

•

Fiscal 2017 third quarter net sales decreased 71% to $19.1 million, driven primarily by a decrease in sales of Rock Band 4 and Saitek products; by geography, the Company recorded decreases in net sales of 75% in the Americas, 63% in EMEA and 23% in APAC;

•

Gross margin declined to 6.8% from 17.5% in the prior year quarter, driven primarily by product mix, air freight charges required to meet customer commitments, increased returns and an increase in distribution costs as a percentage of net sales. These increases were partially offset by a decrease in royalties and licensing fees;

•

Total sales and marketing, general and administrative, and research and development expenses decreased 52% from the prior year period to $4.1 million as the Company continued to realize the benefits of the restructuring activities it undertook in the fourth quarter of fiscal 2016 and benefited from lower cooperative advertising costs as a result of lower Rock Band 4 sales;

•	Operating loss of $3.0 million, compared to operating income of $2.8 million in the prior year;
•	Diluted net loss per share of $0.05, compared to diluted net income per share of $0.02 in the prior year;
•	Net position of bank loans, less cash and restricted cash, of $9.0 million at December 31, 2016, compared to $9.2 million at September 30, 2016 and $17.7 million at December 31, 2015;
•	Renegotiated payment terms on $6.3 million of accounts payable with contract manufacturers, resulting in $3.5 million of the balance being reclassified to long-term notes and restructured payables;
•	Sold no shares under the “At-the-Market” (“ATM”) equity offering program;
•	Shipped the new Tritton ARK™ 100 headsets, part of the Company’s new Tritton ARK Series line of innovative gaming headsets;
•	Shipped the RAT1, RAT4, RAT6 and RAT8, part of the Company’s entirely upgraded line of RAT gaming mice; and
•	Announced a new range of Tekken™ 7 Licensed Fighting Game Controllers.

Summary of Financials
(in thousands, except margins and per share data)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Net sales	$19,061	$65,038	(71%)	$44,716	$116,930	(62%)
Gross profit	1,295	11,405	(89%)	1,719	23,289	(93%)
Net operating expenses	4,333	8,584	(50%)	4,987	23,371	(79%)
Operating (loss) income	(3,038)	2,821	(208%)	(3,268)	(82)	3885%
Net (loss) income	(3,461)	1,219	(384%)	(4,174)	(4,357)	(4%)
Net loss per share, basic and diluted	$(0.05)	$0.02	(384%)	$(0.06)	$(0.06)	(4%)

Gross margin	6.8%	17.5%	(1,070) bps	3.8%	19.9%	(1,610) bps

Adjusted EBITDA (loss) (1)	$(2,032)	$2,950	(169%)	$(147)	$1,276	(112%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 8.

Commenting on the Company’s fiscal 2017 third quarter results, David McKeon, Chief Financial Officer of Mad Catz, said, “During the fiscal 2017 third quarter, we successfully launched seven new SKUs at a major North American retailer and continued to leverage the strategic initiatives we implemented in the first half of the year related to operational efficiencies and product execution. While working capital constraints have continued to impact our ability to get products to market in optimal quantities, impacted the timing of our product launches and required a significant spend on air freight to meet customer commitments, we successfully brought a number of new Tritton and Mad Catz branded products to the market this quarter.”

Summary of Key Sales Metrics

	Three Months Ended December 31,			Nine Months Ended December 31,
(in thousands)	2016	2015	Change	2016	2015	Change
Net Sales by Geography
Americas	$11,802	$47,002	(75%)	$27,061	$79,003	(66%)
EMEA	6,236	16,702	(63%)	13,900	32,000	(57%)
APAC	1,023	1,334	(23%)	3,755	5,927	(37%)
	$19,061	$65,038	(71%)	$44,716	$116,930	(62%)
Sales by Platform as a % of Gross Sales (a)
Consoles	72%	17%		56%	20%
PC and Mac	15%	7%		14%	9%
Rock Band 4	10%	67%		18%	58%
Smart devices	3%	2%		3%	3%
Saitek	—%	7%		9%	10%
	100%	100%		100%	100%
Sales by Category as a % of Gross Sales (a)
Audio	71%	16%		51%	18%
Mice and keyboards	13%	6%		13%	8%
Rock Band 4	10%	67%		18%	58%
Specialty controllers	4%	2%		6%	2%
Controllers	2%	1%		2%	2%
Saitek	—%	7%		9%	10%
Accessories	—%	1%		1%	1%
Games and other	—%	—%		—%	1%
	100%	100%		100%	100%
Sales by Brand as a % of Gross Sales (a)
Tritton	69%	14%		50%	16%
Mad Catz	21%	11%		23%	14%
Rock Band 4	10%	67%		18%	58%
Saitek	—%	7%		9%	10%
All others	—%	1%		—%	2%
	100%	100%		100%	100%

(a)

Sales of products related to the Rock Band 4 video game and simulation products sold as part of the sale of Saitek assets are listed separately in each of the tables to provide comparable information for our ongoing product lines.

Karen McGinnis, President and Chief Executive Officer of Mad Catz, added, “Overall, the fiscal 2017 third quarter was a period of positives and negatives for Mad Catz as we continue to build a foundation for future growth with exciting new products and improved distribution, particularly with a large national retailer in the U.S., while managing through ongoing working capital challenges, which resulted in product supply constraints and increased costs impacting profitability.

“On the new product front, consumers are responding very favorably to our lineup of new Tritton headsets and to our new RAT mice, which have received significant technology and design enhancements as well as key new features. While supply constraints impacted our ability to drive sales growth to desired levels, we believe demand is in place for these new products.  Additionally, while we are fully aware of the many challenges we face, Mad Catz is focused on addressing these challenges and developing new products and accessories that enhance the player experience. In addition, our entire team remains grounded in our decision making by focusing on what is best for Mad Catz and its shareholders.”

Strategic Alternatives

The Company’s Board of Directors formed a Special Committee to explore and evaluate strategic alternatives intended to maximize shareholder value, a process that began last year and resulted in the sale of our Saitek product line on September 15, 2016. At this time, the Special Committee continues to work with its financial advisor, Wedbush Securities, to explore strategic alternatives including, but not limited to, the sale of the Company.

The Company has not made a decision at this time to pursue any specific strategic transaction or other strategic alternatives and has not set a specific timetable for the process. As such, there can be no assurance that the exploration of strategic alternatives will result in the sale of the Company or any other transaction.

The Company does not intend to disclose developments with respect to the progress of its strategic review until such time as the Board has approved a transaction or otherwise deems disclosure appropriate.

While exploring strategic options, Mad Catz will remain focused on its operational plan, making further working capital improvements a top priority.

Management Conference Call Webcast

The Company will host a conference call and simultaneous webcast on February 2, 2017, at 5:00 p.m. ET, which can be accessed by dialing (312) 281-2959. Following its completion, a replay of the call can be accessed for 30 days at the Company's Web site (www.madcatz.com, select “About Us/Investor Relations”) or via telephone at (800) 633-8284 (reservation #21842309) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming) and Tritton® (audio) brands.  Mad Catz products cater to gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other smart devices.  We distribute our products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company's expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” "anticipate," "estimate," "expect," "believe," and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions. These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, the ability to fund operations, continuing demand by consumers for video game consoles and accessories, the continuance of open trade relations between China and the United States, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continued financial viability of our largest customers, the continuance of timely and adequate supply from third party manufacturers and suppliers, no significant fluctuations in the value of the U.S. dollar relative to other currencies, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, and continued listing of our common stock on the NYSE MKT. Forward-looking statements are subject to significant risks, uncertainties, assumptions and other factors, any of which could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company's most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Investors should not place undue reliance on such forward-looking statements. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Contact:
David McKeon	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial OfficerJCIR	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
dmckeon@madcatz.com or (858) 790-5045

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net sales	$19,061	$65,038	$44,716	$116,930
Cost of sales	17,766	53,633	42,997	93,641
Gross profit	1,295	11,405	1,719	23,289
Operating expenses:
Sales and marketing	1,733	4,865	4,581	12,038
General and administrative	1,911	2,600	6,458	8,132
Research and development	436	1,007	1,653	2,869
Restructuring and severance costs	154	—	151	—
Amortization of intangible assets	92	112	314	332
Net loss (gain) on sale of Saitek assets	7	—	(8,170)	—
Net operating expenses	4,333	8,584	4,987	23,371
Operating (loss) income	(3,038)	2,821	(3,268)	(82)
Other income (expense):
Interest expense, net	(290)	(657)	(900)	(1,278)
Foreign exchange gain (loss), net	450	(657)	1,270	(750)
Change in fair value of warrant liabilities	170	1,200	173	283
Other income	26	18	49	40
Total other income (expense)	356	(96)	592	(1,705)
(Loss) income before income taxes	(2,682)	2,725	(2,676)	(1,787)
Income tax expense	(779)	(1,506)	(1,498)	(2,570)
Net (loss) income	$(3,461)	$1,219	$(4,174)	$(4,357)
Net (loss) income per share:
Basic	$(0.05)	$0.02	$(0.06)	$(0.06)
Diluted	$(0.05)	$0.02	$(0.06)	$(0.06)
Shares used in per share computations:
Basic	73,469,571	73,469,571	73,469,571	73,469,571
Diluted	73,469,571	73,902,905	73,469,571	73,469,571

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash	$1,603	$2,436
Restricted cash	1,583	680
Accounts receivable, net	8,277	9,585
Other receivables	1,054	998
Inventories	15,370	23,005
Income taxes receivable	302	159
Prepaid expenses and other current assets	1,710	2,969
Total current assets	29,899	39,832
Deferred tax assets	8,177	9,449
Other assets	323	531
Property and equipment, net	1,799	2,921
Intangible assets, net	1,590	2,270
Total assets	$41,788	$55,003
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Bank loans	$12,210	$16,076
Accounts payable	19,141	25,354
Accrued liabilities	6,652	8,153
Notes and restructured payables	2,872	73
Income taxes payable	—	173
Total current liabilities	40,875	49,829
Notes and restructured payables, less current portion	2,925	145
Warrant liabilities	127	300
Deferred tax liabilities	9	10
Other long-term liabilities	526	699
Total liabilities	44,462	50,983
Shareholders' (deficit) equity:
Common stock	63,694	63,552
Accumulated other comprehensive loss	(8,357)	(5,695)
Accumulated deficit	(58,011)	(53,837)
Total shareholders' (deficit) equity	(2,674)	4,020
Total liabilities and shareholders' (deficit) equity	$41,788	$55,003

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,174)	$(4,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,660	1,711
Amortization of deferred financing fees	179	262
(Gain) loss on disposal of assets	(23)	4
Net gain on sale of Saitek assets	(8,170)	—
Stock-based compensation	142	357
Change in fair value of warrant liabilities	(173)	(283)
Provision for deferred income taxes	1,271	2,096
Changes in operating assets and liabilities:
Accounts receivable	1,014	(19,150)
Other receivables	(69)	(825)
Inventories	4,685	(12,277)
Prepaid expenses and other current assets	909	(1,168)
Other assets	16	114
Accounts payable	302	12,031
Accrued liabilities	(2,079)	8,698
Deferred rent	(212)	(71)
Income taxes receivable/payable	(387)	1,019
Net cash used in operating activities	(5,109)	(11,839)
Cash flows from investing activities:
Purchases of intangible assets	—	(125)
Purchases of property and equipment	(700)	(1,600)
Net proceeds from sale of Saitek assets	10,654	—
Net cash provided by (used in) investing activities	9,954	(1,725)
Cash flows from financing activities:
Borrowings on bank loans	35,226	103,629
Repayments on bank loans	(39,099)	(84,047)
Payment of financing fees	—	(818)
Changes in restricted cash	(903)	(5,780)
Borrowings on notes payable	—	95
Repayments on notes and restructured payables	(775)	(501)
Payment of expenses related to issuance of common stock	—	(164)
Net cash (used in) provided by financing activities	(5,551)	12,414
Effects of foreign currency exchange rate changes on cash	(127)	(6)
Net decrease in cash	(833)	(1,156)
Cash, beginning of period	2,436	5,142
Cash, end of period	$1,603	$3,986

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(3,461)	$1,219	$(4,174)	$(4,357)
Adjustments:
Depreciation and amortization	491	673	1,660	1,711
Stock-based compensation	39	95	142	357
Change in fair value of warrant liabilities	(170)	(1,200)	(173)	(283)
Interest expense, net	290	657	900	1,278
Income tax expense	779	1,506	1,498	2,570
Adjusted EBITDA (loss)	$(2,032)	$2,950	$(147)	$1,276

Adjusted EBITDA, a non-GAAP (“Generally Accepted Accounting Principles”) financial measure, represents net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation and change in the fair value of warrant liabilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Our management believes, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.